







<ARTICLE>5

<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                               YEAR
<FISCAL-YEAR-END>                           DEC-31-1999
<PERIOD-END>                                DEC-31-1999
<CASH>                                      1,386
<SECURITIES>                                0
<RECEIVABLES>                               53,266
<ALLOWANCES>                                (3,098)
<INVENTORY>                                 65,353<F1>
<CURRENT-ASSETS>                            76,502
<PP&E>                                      194,641
<DEPRECIATION>                              (28,315)
<TOTAL-ASSETS>                              283,233
<CURRENT-LIABILITIES>                       39,966
<BONDS>                                     218,512<F2>
<PREFERRED-MANDATORY>                       48,277
<PREFERRED>                                 0
<COMMON>                                    146
<OTHER-SE>                                  (23,668)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                283,233
<SALES>                                     0
<TOTAL-REVENUES>                            300,615
<CGS>                                       0
<TOTAL-COSTS>                               0
<OTHER-EXPENSES>                            307,364
<LOSS-PROVISION>                            261<F4>
<INTEREST-EXPENSE>                          20,895
<INCOME-PRETAX>                             (27,905)
<INCOME-TAX>                                10,304
<INCOME-CONTINUING>                         (17,601)
<DISCONTINUED>                              0
<EXTRAORDINARY>                             0
<CHANGES>                                   0
<NET-INCOME>                                (17,601)
<EPS-BASIC>                                 (3.25)
<EPS-DILUTED>                               (3.25)

<F1>Includes  the  following  assets:  prepaid  expenses  and other of  $19,940, prepaid income taxes of $2,608, deferred income taxes--current of $2,400, deferred income taxes--long-term of $11,852, restricted cash of $2,420, note receivable of $7,487, deferred financing and other non-current assets, net of $15,546 and other assets, net of $3,100.
<F2>Includes the following  long-term
liabilities: deferred income of $2,427, capital lease obligation of $50,067, and long-term debt of $166,018.
<F3>Includes  the  following  equity  accounts:  additional  paid-in  capital of
$198,603,  treasury  stock of  ($183,746)  and  retained  deficit of  ($38,525).
<F4>Includes other expense $261.

